UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPDR® Index Shares Funds

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
SPDR MSCI Mexico Quality Mix ETF	NYSE Arca	47-1069991
SPDR MSCI South Korea Quality Mix ETF	NYSE Arca	47-1098651
SPDR MSCI Taiwan Quality Mix ETF	NYSE Arca	47-1369108

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-92106

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-92106; 811-21145), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on June 24, 2014. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)(i)	Registrant’s Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the registrant’s Registration Statement on Form N-1A.

(a)(ii)	Registrant’s Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(ii) to the registrant’s Registration Statement on Form N-1A.

(b)	Registrant’s Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the registrant’s Registration Statement on Form N-1A.

(c)	Registrant’s form of global certificate, incorporated herein by reference to Item 2(c) to the registrant’s registration of securities filed pursuant to Section 12(b) on Form 8-A/A on August 1, 2007 (Securities Exchange Act file number 001-31471).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 17th day of September, 2014.

By:	/s/ Christopher A. Madden
Christopher A. Madden
Secretary